Exhibit 99.2

D & I Silica, LLC

Financial Statements

For the Three Months Ended March 31, 2013 and 2012

(Unaudited)

D & I SILICA, LLC

Index to Financial Statements

(Unaudited)

D & I SILICA, LLC

Condensed Balance Sheets

(in thousands)

(Unaudited)

	March 31,	December 31,
	2013	2012
Assets
Current assets
Cash	$1,051	$185
Restricted cash	645	645
Accounts receivable	16,862	13,943
Inventories	5,433	3,508
Prepaid expenses and other current assets	923	887

Total current assets	24,914	19,168
Property, plant and equipment, net	27,625	24,726
Deferred charges, net	12	13
Other assets	4,715	4,864

Total Assets	$57,266	$48,771

Liabilities and Members’ Capital
Current liabilities
Accounts payable	$12,830	$8,515
Accrued liabilities	2,371	662
Current portion of long-term debt	2,763	2,763
Deferred revenue	112	112

Total current liabilities	18,076	12,052
Long-term debt	3,369	4,144

Total liabilities	21,445	16,196

Commitments and contingencies	—	—
Members’ capital
Members’ capital	35,821	32,575

Total members’ capital	35,821	32,575

Total Liabilities and Members’ Capital	$57,266	$48,771

See Notes to Unaudited Condensed Financial Statements

D & I SILICA, LLC

Condensed Statements of Operations

(in thousands)

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2013	March 31, 2012
Revenues	$28,442	$35,383
Cost of goods sold	22,641	26,822

Gross profit	5,801	8,561

Operating expenses
General and administrative	1,276	816

Total operating expenses	1,276	816

Income from operations	4,525	7,745
Other income (expense)
Other income	—	135
Interest expense	(36)	(21)

Total other income (expense)	(36)	114

Net income	$4,489	$7,859

See Notes to Unaudited Condensed Financial Statements

D & I SILICA, LLC

Condensed Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2013	March 31, 2012
Operating activities
Net income	$4,489	$7,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,597	1,126
Government grants for the purchase of fixed assets	—	(134)
Changes in operating assets and liabilities:
Accounts receivable	(2,919)	(4,899)
Inventories	(1,925)	(2,338)
Prepaids and other current assets	(37)	1,165
Other assets	117	(2,097)
Accounts payable	2,151	1,110
Accrued liabilities	1,709	2,371
Deferred revenue	—	(49)

Net cash provided by operating activities	5,182	4,114

Investing activities
Increase in restricted cash, net	—	(644)
Capital expenditures for property, plant and equipment	(2,298)	(3,420)

Net cash used in investing activities	(2,298)	(4,064)

Financing activities
Proceeds from issuance of long-term debt	—	916
Repayments of long-term debt	(775)	(205)
Distributions paid	(1,243)	(700)

Net cash provided by (used in) financing activities	(2,018)	11

Net increase in cash	866	61
Cash, beginning of period	185	2,910

Cash, end of period	$1,051	$2,971

Supplemental disclosures:
Cash paid for interest	$36	$21
Non-cash investing and financing activities:
Increase (decrease) in accounts payable and accrued liabilities for additions to property, plant and equipment	$2,164	$(57)

See Notes to Unaudited Condensed Financial Statements

D & I SILICA, LLC

Condensed Statement of Members’ Capital

(in thousands)

(Unaudited)

Balance at January 1, 2013	$32,575
Distributions	(1,243)
Net income	4,489

Balance at March 31, 2013	$35,821

See Notes to Unaudited Condensed Financial Statements

D & I SILICA, LLC

Notes to Unaudited Condensed Financial Statements

(Dollars in thousands, unless otherwise noted)

1. Business and Organization

D & I Silica, LLC (the “Company”) provides sand and related delivery services to oil and gas companies at delivery points in Pennsylvania, Ohio and New York. Most of the products and services are used for hydraulic fracturing Marcellus Shale and Utica Shale gas wells in Pennsylvania, Ohio and New York. As the Company earns all of its revenues through the sale of frac sand and related services, we have concluded that we have one operating segment for reporting purposes.

2. Basis of Presentation and Use of Estimates

The accompanying unaudited interim Condensed Consolidated Financial Statements (“interim statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X issued by the U.S. Securities and Exchange Commission (“SEC”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments and disclosures necessary for a fair presentation of these interim statements have been included. The results reported in these interim statements are not necessarily indicative of the results that may be reported for the entire year. These interim statements should be read in conjunction with the Company’s Financial Statements for the year ended December 31, 2012, which are included in the a Form 8-K filed by Hi-Crush Partners LP with the SEC on August 14, 2013. The year-end balance sheet data was derived from the audited financial statements, but does not include all disclosures required by GAAP.

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Significant Accounting Policies

Our significant accounting policies are disclosed in the notes to the Company’s annual financial statements, which are included in the Form 8-K as filed with the SEC on August 14, 2013.

Revenue Recognition

Frac sand revenues are recognized when legal title passes to the customer, which may occur at the rail origin, during transit or at the destination terminal, at which point delivery has occurred, evidence of a contractual arrangement exists and collectability is reasonably assured. Amounts received from customers in advance of sand deliveries are recorded as deferred revenue.

Transportation services revenues are recognized as the services have been completed, meaning the associated delivery has occurred or the related services have been rendered. At that point, delivery of the service has occurred, evidence of a contractual arrangement exists and collectability is reasonably assured. Amounts received from customers in advance of transportation services are recorded as deferred revenue.

Silo storage lease income attributable to silo storage leases is recorded on a straight-line basis over the term of the lease.

Inventories

Inventory consists of purchased frac sand in-transit, stored in rail cars, or held in silos. Inventory is stated at the lower of cost or market using the first-in, first-out method (“FIFO”). Costs applied to the inventory include the cost of purchased sand and associated freight costs. Silo tonnages are calculated by measuring the number of tons and applying the associated FIFO cost associated with the most recent shipments trans loaded into the silos. Reviews are performed related to the net realizable value of the inventory, giving consideration to quality, excessive levels, obsolescence and other factors.

Shipping and handling costs are charged to cost of goods sold when incurred.

D & I SILICA, LLC

Notes to Unaudited Condensed Financial Statements

(Dollars in thousands, unless otherwise noted)

Government Grants

Government grants received for the development of rail facilities are capitalized as a component of property, plant and equipment and recognized as other income during the period earned. The Company recognized grant income of $134 during the three months ended March 31, 2013, as reflected in other income.

Fair Value of Financial Instruments

The amounts reported in the balance sheet as current assets or liabilities, including cash, accounts receivable, accounts payable, accrued liabilities and deferred revenue approximate fair value due to the short-term maturities of these instruments. In addition, the amount recorded on the balance sheet pertaining to the long-term debt outstanding under the Company’s credit facilities approximated their fair value due to its floating interest rate. The fair value of these debts are categorized as a Level 2 measurement per the hierarchy within ASC 820, Fair Value Measurements, as it was based on observable inputs including credit ratings on debt issuances with similar credit risk profiles as the Company. See Note 7—Debt for information regarding borrowings under the Company’s credit facilities.

Income Taxes

The Company is a pass-through entity and is not considered a taxing entity for federal tax purposes. Therefore, there is not a provision for income taxes in the accompanying financial statements. The Company’s net income or loss is allocated to its members in accordance with the Company’s operating agreement. The members are taxed individually on their share of the Company’s earnings. At March 31, 2013, the Company did not have any liabilities for uncertain tax positions or gross unrecognized tax benefit. Tax years ended after 2009 remain subject to audit by taxing authorities.

Recent Accounting Pronouncements

In February 2013, the Financing Accounting Standards Board (“FASB”) issued amended guidance on the recognition, measurement, and disclosure of certain obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date. Such arrangements may include debt, other contractual obligations, and settled litigation and judicial rulings. The amended guidance is to be applied retrospectively to all prior periods presented. This guidance will be effective for the Company beginning January 1, 2014. The Company anticipates that the adoption of this amended guidance will not materially affect its financial position, result of operations or cash flows.

In December 2011 and January 2013, the FASB issued amended guidance on disclosures pertaining to certain assets and liabilities that are either offset in an entity’s financial statements or those that are subject to a master netting agreement or similar arrangement. The scope of these disclosures is limited to derivatives, repurchase agreements and securities lending transactions. The Company adopted this guidance effective January 1, 2013, and, as it only impacts disclosures, it did not affect the Company’s financial position, result of operations or cash flows.

4. Inventories

Inventories consisted of the following:

	March 31,	December 31,
	2013	2012
Finished goods	$5,433	$3,508

D & I SILICA, LLC

Notes to Unaudited Condensed Financial Statements

(Dollars in thousands, unless otherwise noted)

5. Property, Plant and Equipment

Property, plant and equipment consisted of the following:

	March 31,	December 31,
	2013	2012
Land	$135	$135
Buildings and improvements	1,546	1,546
Equipment	3,575	3,474
Material handling	24,662	9,046
Rail sidings and site improvements	6,980	6,766
Vehicles and railcars	1,387	1,342
Construction-in-progress	119	11,633

	38,404	33,942
Less: Accumulated depreciation	(10,779)	(9,216)

	$27,625	$24,726

Depreciation expense was $1,563 and $1,115 for the three months ended March 31, 2013 and 2012, respectively.

6. Other Assets

Other assets consisted of the following:

	March 31,	December 31,
	2013	2012
Mine production rights, net	$536	$544
Advance to supplier	3,763	3,869
Other	416	451

	$4,715	$4,864

Amortization expense for mine production rights was $34 and $9 for the three months ended March 31, 2013 and 2012, respectively

D & I SILICA, LLC

Notes to Unaudited Condensed Financial Statements

(Dollars in thousands, unless otherwise noted)

7. Debt

Long-term debt consisted of the following:

	March 31,	December 31,
	2013	2012
Note payable to bank – due January 2017	$3,799	$4,136
Note payable to bank – due July 2014	2,333	2,771

Total	6,132	6,907
Less: current portion of long-term debt	(2,763)	(2,763)

Long-term debt	$3,369	$4,144

Note Payable to Bank – Due January 2017

In 2011, the Company entered into a note payable with a bank with an initial principal amount of $5,065. Borrowings under the note bear interest at LIBOR plus 250 basis points. The note is to be repaid through monthly payments of $84 plus interest between February 2012 and January 2017. The note is secured by all Company assets.

Note Payable to Bank – Due July 2014

In 2011, the Company entered into a note payable with a bank with an initial principal amount of $3,500. Borrowings under the note bear interest at LIBOR plus 250 basis points. The note is to be repaid through monthly payments of $146 plus interest between August 2012 and July 2014. The note is secured by all Company assets.

Line of Credit

In 2011, the Company entered into a $5,000 line of credit with a bank which is secured by all of the Company’s assets. During 2012, the line of credit was increased to $15,000. Borrowings under the line of credit carry an interest rate equal to the LIBOR Flex Rate plus 200 basis points. No balance was outstanding under this line of credit as of March 31, 2013 and 2012.

Future maturities of long-term debt are as follows:

Nine months ended December 31, 2013	$1,988
Year ended December 31, 2014	2,034
Year ended December 31, 2015	1,013
Year ended December 31, 2016	1,013
Year ended December 31, 2017	84

Total	$6,132

8. Member Capital

The Company maintains one class of membership units directly owned by four members as of March 31, 2013.

Allocations of Net Income

Our operating agreement contains provisions for the allocation of net income and loss to members. For purposes of maintaining member capital accounts, the operating agreement specifies that items of income and loss shall be allocated among the members in accordance with their respective percentage ownership interest.

Distributions

The Company made cash distributions of $1,243 and $700 to its members during the three months ended March 31, 2013 and 2012, respectively.

D & I SILICA, LLC

Notes to Unaudited Condensed Financial Statements

(Dollars in thousands, unless otherwise noted)

9. Related Party Transactions

During the three months ended March 31, 2013 and 2012, the Company made sales to members and their affiliates totaling $1 and $43, respectively.

The Company has an obligation to pay a guaranteed payment to a member equal to $1.00 per ton of sand purchased from the A.F. Gelhar mine in Markesan, Wisconsin. Total guaranteed payments were $81 and $19 during the three months ended March 31, 2013 and 2012, respectively. Members may from time to time provide certain sales and administrative services at no charge to the Company. Prior to July 1, 2012, a member provided office space at no charge to the Company.

10. Leases

Operating Leases

The Company has entered into various operating lease agreements as follows:

Leased Property or Rights	Lease Term	Expense for the three months ended March 31,
		2013	2012
Railcars	2-7 years	$416	$432
Railcar equipment	2 years	87	4
Railroad rights of way	Varies (1)	37	27

(1)	The terms of such leases vary, with most being annual leases with option renewals

Future minimum lease payments under such arrangements are as follows:

Nine months ended December 31, 2013	$1,406
Year ended December 31, 2014	1,725
Year ended December 31, 2015	1,351
Year ended December 31, 2016	402
Year ended December 31, 2017	207
Thereafter	52

Total	$5,143

Customer Leases

The Company has entered into two three year lease arrangements with customers which provide for their use of silos with 10,000 tons of sand storage capacity. The leases expire in August 2014 and January 2015, respectively. Lease income earned under these arrangements was $475 and $240 during the three months ended March 31, 2013 and 2012, respectively.

Future minimum lease payments receivable under such arrangements are as follows:

Nine months ended December 31, 2013	$1,012
Year ended December 31, 2014	979
Year ended December 31, 2015	30

Total	$2,021

D & I SILICA, LLC

Notes to Unaudited Condensed Financial Statements

(Dollars in thousands, unless otherwise noted)

12. Commitments and Contingencies

As of March 31, 2013, the Company maintained commitments for facility construction projects as follows:

	Construction	Estimated Cost	Estimated
	Cost to Date	to Complete	Total Cost
Facility construction projects	$15,518	$303	$15,821

The commitment for construction of certain storage tracks is net of a grant from the Commonwealth of Pennsylvania in the amount of $1,600, which will be received to offset the cost when completed.

The Company has commitments from two current silo lease customers for the lease of additional silo capacity once the construction on these new silos is complete. The leases are non-cancellable and are for terms of 3 to 5 years. These leases cover silos with a total capacity of 18,000 tons. Additional silo rent of $189 per month will be billable once these silos are complete. The total rent that will be due under these agreements is $9,790.

The Company has made a commitment to purchase sand from four suppliers under take-or-pay arrangements. The quantities are not in excess of current requirements. One supplier has asserted that the Company did not purchase the required product minimum during the year ended December 31, 2012. The Company believes that there is no obligation for payments made under the agreement.

The Company has issued a product warranty for the quality of sand it sells to customers. The Company has warranted that sand sold conforms to the specifications identified in the invoice. Limited warranty exists regarding the condition of the products at the time of delivery. There has been no significant prior claim history, and there is no liability accrued for future warranty claims, as none are expected.

The Company has agreed to maintain two county roads in Wisconsin which are used for transportation of sand from supplier to transload location. The costs to maintain these roads are expensed over the useful life of the road improvement. Any future obligation cannot be determined.

The Company maintains several letters of credit with financial institutions, primarily to bond local roads in Pennsylvania. As of March 31, 2013, these potential obligations are immaterial to the Company’s financial position.

The Company has an obligation to pay a guaranteed payment to a member equal to $1.00 for each ton of sand shipped from the A.F. Gelhar mine in Markesan, Wisconsin.

13. Concentration and Credit Risk

The Company provides sand and related delivery services to oil and gas companies which are primarily used for hydraulic fracturing Marcellus Shale and Utica Shale gas wells in Pennsylvania, New York and Ohio. The Company’s business is, therefore, dependent upon economic activity within this market. Sales to five customers accounted for 86% and 92% of the Company’s sales during the three months ended March 31, 2013 and 2012, respectively.

A concentration exists in the supply of sand purchased by the Company as there are a limited number of mines that specialize in sand used for hydraulic fracturing. The loss of one or more of these suppliers could cause a significant near-term impact to the Company’s supply chain.

Throughout 2013 and 2012, the Company has maintained cash balances in excess of federally insured amounts on deposit with financial institutions.

D & I SILICA, LLC

Notes to Unaudited Condensed Financial Statements

(Dollars in thousands, unless otherwise noted)

14. Subsequent Events

On May 13, 2013, the members of the Company entered into a definitive agreement to sell their membership interests to Hi-Crush Partners LP. Under the terms of the agreement, Hi-Crush Partners LP acquired the Company’s membership interests for $95,481 in cash and 1,578,947 common units representing limited partner interests in Hi-Crush Partners LP. The closing of the transaction took place on June 10, 2013, at which point all long-term debts of the Company were repaid with the proceeds from the transaction.